Exhibit 24

POWER OF ATTORNEY

Known by all those present, that Karina Edmonds hereby constitutes and appoints Denis Phares as her true and lawful attorney-in-fact with respect to Dragonfly Energy Holdings Corp. to:

(1) execute for and on behalf of the undersigned Schedules 13D and 13G, and Forms 3, 4 and 5 in accordance with Sections 13 and 16(a) of the Exchange Act and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G, and Forms 3, 4, and 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation the execution and filing of a Form 4 with respect to a transaction which may be reported on a Form 5, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in his capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Exchange Act, and the rules thereunder.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 28, 2023.

/s/ Karina Edmonds
By:	Karina Edmonds